Exhibit 99.2

AMERICANWEST BANCORPORATION

NEWS RELEASE

AmericanWest Bancorporation to Present at the Ninth Annual D.A. Davidson & Co. Financial Services Conference

Spokane, Washington, May 7, 2007 – AmericanWest Bancorporation (NASDAQ: AWBC) announced today that President and CEO Robert M. Daugherty, is going to present during the Ninth Annual D.A. Davidson & Co. Financial Services Conference. The Company presentation is scheduled for Wednesday, May 9, 2007 and will begin at 9:15 am (PDT) and may be accessed live over the internet via webcast:

Webcast: http://www.wsw.com/webcast/dadco9/awbc/

An archive webcast of the presentation will be available through AmericanWest Bancorporation’s website for 90 days following the presentation.

About AmericanWest Bancorporation

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, a community bank with 62 financial centers located in Eastern and Central Washington, Northern Idaho and Utah. For further information on the company or to access Internet banking, please visit our web site at www.awbank.net/IR.

Contacts:

AmericanWest Bancorporation:

Robert M. Daugherty	Patrick J. Rusnak
President and CEO	Chief Operating Officer
509.344.5329	509.232.1963
bdaugherty@awbank.net	prusnak@awbank.net